       As filed with the Securities and Exchange Commission on July 12, 1996
                                                      Registration No. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                            ------------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                            ------------------------------

                                GILEAD SCIENCES, INC.
                (Exact name of registrant as specified in its charter)

            DELAWARE                       94-3047598
    (State of Incorporation)               (I.R.S. Employer Identification No.)

                            ------------------------------

                                  353 LAKESIDE DRIVE
                                FOSTER CITY, CA 94404
                                    (415) 574-3000
            (Address and telephone number of principal executive offices)

                            ------------------------------

                    1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                               (Full title of the plan)


                                 Mark L. Perry, Esq.
             Vice President, Chief Financial Officer and General Counsel
                                Gilead Sciences, Inc.
                                  353 Lakeside Drive
                                Foster City, CA 94404
                                    (415) 574-3000
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                            ------------------------------

                                       Copy to:
                               Julia L. Davidson, Esq.
                       Cooley Godward Castro Huddleson & Tatum
                                Five Palo Alto Square
                                 3000 El Camino Real
                              Palo Alto, CA  94306-2155
                                    (415) 843-5000

                            ------------------------------

                                                    Total Number of Pages:
                                                    Exhibit Index at Page:

                           CALCULATION OF REGISTRATION FEE
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- --------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------
                                                     PROPOSED MAXIMUM            PROPOSED MAXIMUM
  TITLE OF SECURITIES         AMOUNT TO BE          OFFERING PRICE PER          AGGREGATE OFFERING              AMOUNT OF
  TO BE REGISTERED             REGISTERED               SHARE (1)                   PRICE (1)               REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------------------------
Stock Option and
Common Stock (par
value $.001)                    350,000               $23.25                     $8,137,500                  $2,807

- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on July 11, 1996 as reported on the Nasdaq Stock Market.


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

       Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                       PART II

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents filed by Gilead Sciences, Inc. (the
"Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

       a. The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1995 filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

       b. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

       c. The Registrant's Proxy Statement for the Annual Meeting of Stockholders held on May 14, 1996.

       d. The description of the Registrant's Common Stock which is contained in the Final Prospectus filed under the Securities Act of 1933, as amended, by the Registrant with the Commission on December 22, 1992.

       All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                              DESCRIPTION OF SECURITIES

       Not applicable.


                        INTERESTS OF NAMED EXPERTS AND COUNSEL

       Not applicable.

                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Under Section 145 of the Delaware General Corporation Law, the
Registrant has broad power to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Act"). The Registrant's Bylaws also provide that the Registrant will indemnify its directors and executive officers, and may indemnify its other officers, directors, employees and other agents to the fullest extent not prohibited by Delaware law.

       The Registrant's Restated Certificate of Incorporation ("Restated Certificate") provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such an injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

       The Registrant has been authorized by the Board to enter into agreements with its directors and officers that require the Registrant to indemnify such persons to the fullest extent authorized or permitted by the provisions of the Restated Certificate and Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, officer, employee or other agent of the Registrant or any of its affiliated enterprises. Delaware law permits such indemnification provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

                                     UNDERTAKINGS

       a.      The undersigned registrant hereby undertakes:

               i. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (1) To include any prospectus required by section 10(a)(3) of the Securities Act;

                    (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               ii. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               iii. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       EXHIBITS


EXHIBIT
NUMBER
- ------

5.1            Opinion of Cooley Godward Castro Huddleson & Tatum

23.1           Consent of Ernst & Young LLP

23.2 Consent of Cooley Godward Castro Huddleson & Tatum is contained in Exhibit 5.1 to this Registration Statement

24.1           Power of Attorney is contained on the signature page

99.1* 1995 Non-Employee Directors' Stock Option Plan and related form of stock option grant

- -----------------
* Incorporated by reference to Exhibit 10.33 of the Registrant's Registration Statement on Form S-3 filed January 23, 1996 (File No. 333-868).

                                      SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, County of San Mateo, State of California, on July 11, 1996.


                                  GILEAD SCIENCES, INC.



                                  By: /s/ John C. Martin
                                     ------------------------------------------
                                                  John C. Martin
                                         President and Chief Executive Officer

                                  POWER OF ATTORNEY


       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Martin and Mark L. Perry, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                    TITLE                           DATE

/s/ Michael L. Riordan
- -------------------------
    Michael L. Riordan       Chairman of the Board           July 11, 1996

/s/ John C. Martin
- -------------------------
    John C. Martin           President, Chief Executive      July 11, 1996
                             Officer and Director
                             (Principal Executive Officer)

/s/ Mark L. Perry
- -------------------------
    Mark L. Perry            Vice President, Chief           July 11, 1996
                             Financial Officer and General
                             Counsel (Principal Financial
                             and Accounting Officer)


- -------------------------
    Etienne F. Davignon      Director                               , 1996


/s/ James M. Denny
- -------------------------
    James M. Denny           Director                        July 11, 1996

/s/ Gordon E. Moore
- -------------------------
    Gordon E. Moore          Director                        July 11, 1996


/s/ Donald H. Rumsfeld
- -------------------------
    Donald H. Rumsfeld       Director                        July 11, 1996


/s/ George P. Shultz
- -------------------------
    George P. Shultz         Director                        July 11, 1996

                                    EXHIBIT INDEX


EXHIBIT                                                          SEQUENTIAL PAGE
NUMBER         DESCRIPTION                                               NUMBER
 5.1           Opinion of Cooley Godward Castro Huddleson
               & Tatum

23.1           Consent of Ernst & Young LLP

23.2           Consent of Cooley Godward Castro Huddleson
               & Tatum is contained in Exhibit 5.1 to this Registration Statement

24.1           Power of Attorney is contained on the
               signature pages

99.1* 1995 Non-Employee Directors' Stock Option Plan and related form of stock option grant

- -----------------
* Incorporated by reference to Exhibit 10.33 of the Registrant's Registration Statement of Form S-3 filed January 23, 1996 (File No. 333-868).